UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

EAGLE FORD OIL & GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	75-2990007
(State of other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2951 Marina Bay Dr., Ste 130-369
League City, TX	77573
(Address of Principal Executive Office)	(Zip Code)

(281) 383-9648
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Amended Current Report on Form 8-K/A is to amend Item 4.02— Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review of Eagle Ford Oil & Gas Corp.’s (ECCE.OB) (the “Company’s” or the “Registrant’s”) Current Report on Form 8-K which was filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2010 (the “Original 8-K”). This amendment is being made to address certain comments received from the Staff of the SEC with respect to the Original 8-K filed with the SEC on November 10, 2011.

Except as stated herein, this Current Report on Form 8-K/A does not reflect events occurring after the filing of the Original 8-K on November 10, 2010.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously reported in the Current Report on Form 8-K dated June 21, 2011, on June 20, 2011, Eagle Ford Oil & Gas Corp. (ECCE.OB) (the “Company” or the “Registrant”), acquired all of the membership interests in Sandstone Energy, L.L.C. (“Sandstone”), in exchange for 17,857,113 shares of Common Stock of the Company (“Reverse Acquisition”). Following the Reverse Acquisition, the shares issued to the former owners of Sandstone (the “Sellers”) constituted eighty two percent of the Company’s common stock, resulting in a change of control. For accounting purposes, Sandstone was deemed to be the accounting acquirer (“Acquirer”) and Eagle Ford was deemed to be the accounting acquiree (“Acquiree”). Consequently included in the Company’s Quarterly Report on Form 10-Q for the quarter June 30, 2011, as filed with the Securities and Exchange Commission (the “Second Quarter 2011 10-Q”) on September 14, 2011, the assets and liabilities and the historical operations reflected in the consolidated financial statements for the Company prior to the Reverse Acquisition are those of Sandstone and were recorded at the historical cost basis of Sandstone.

On November 4, 2011, the Company filed an Amendment No. 1, Current Report on Form 8-K (“Form 8K Amendment”), amending Item 9.01 of the Current Report on Form 8-K dated June 21, 2011 to provide the audited consolidated financial statements of Sandstone for the years ended December 31, 2010 and 2009 and the period from May 15, 2006 (inception) through December 31, 2010 and the unaudited consolidated financial statements of Sandstone for the three months ended March 31, 2011 and 2010.

Certain audit adjustments were identified and reflected in the Sandstone financial statements submitted with the Form 8K Amendment that were not known or reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter June 30, 2011, as filed with the Securities and Exchange Commission (the “Second Quarter 2011 10-Q”) on September 14, 2011.

On November 9, 2011, the Company’s Board of Directors, in discussion with the Company’s independent auditors, determined that the previously issued consolidated financial statements included in the Company’s Second Quarter 2011 10-Q should no longer be relied upon.

The aggregate impact of the audit adjustments on the Company’s consolidated balance sheet as of December 31, 2010 was: a decrease in total assets of $388,939 to $3,014,363 as reported in the Form 8K Amendment from $3,403,302 as reported in the Second Quarter 2011 10-Q, primarily due to a decrease in the carrying value of oil & gas properties; a decrease in total shareholders’ equity of $427,448 to $1,857,185 as reported in the Form 8K Amendment from $2,284,633 as reported in the Second Quarter 2011 10-Q, primarily a result of the impact of adjustments to the results of operations for the year ended December 31, 2010 and prior years, resulting from adjustments to expense costs previously capitalized as oil & gas properties; and an insignificant increase in total liabilities of $38,509 to $1,157,178 as reported in the Form 8K Amendment from $1,118,669 as reported in the Second Quarter 2011 10-Q.

The Company is currently assessing what impact these adjustments will have on the Company’s financial statements for the six months ended June 30, 2011 contained in its Second Quarter 2011 10-Q, as previously filed. The Company plans to file an Amendment No. 1 to the Second Quarter 2011 10-Q on or about December 15, 2011.

The Management of the Company discussed with the Company’s independent accountants, GBH CPAs, PC, the matters disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE FORD OIL & GAS CORP.

Date: November 16, 2011	By:	/s Paul L. Williams Jr.
Paul L. Williams Jr.
Title: CEO

Date: November 16, 2011	By:	/s/ Richard H. Adams
Richard H. Adams
Title: CFO